UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

	600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(312) 642-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2013, InnerWorkings, Inc. (the “Company”), following approval by the Compensation Committee of its Board of Directors (the “Compensation Committee”), entered into an amended and restated employment agreement (the “Agreement”) with Eric D. Belcher. Mr. Belcher’s prior employment agreement was for a fixed term expiring December 31, 2013. Under the Agreement, which is effective January 1, 2014, Mr. Belcher will continue to serve as the Company’s President and Chief Executive Officer for a term that will automatically renew annually (beginning on December 31, 2014) for successive one-year periods unless either party delivers a notice of non-renewal. The Agreement provides for an annual base salary of $700,000 and target and maximum annual bonus opportunities equal to 115% and 200%, respectively, of his annual base salary. The Agreement also entitles Mr. Belcher to annual long-term incentive awards, as approved by the Compensation Committee in its discretion, with a targeted grant date value of 200% of Mr. Belcher’s then current annual base salary.

In the event Mr. Belcher is terminated by the Company without “cause” or if he resigns for “good reason” (each as defined in the Agreement), Mr. Belcher would be entitled to receive, following his execution and non-revocation of a release of claims, (i) an amount, payable in equal installments over a twenty-four (24) month period, equal to the product of two times the sum of (A) his annual base salary in effect on the date of termination, and (B) his target annual bonus for the fiscal year in which the date of termination occurs, (ii) his prorated annual bonus based on his actual performance for the year in which such date of termination occurs, and (iii) immediate vesting of all outstanding equity-based awards which would otherwise have vested based solely on the passage of time if his employment had continued for a period of 24 months following the date of termination (or full vesting of all outstanding equity-based awards if such termination is in connection with a change in control of the Company).

Upon a termination of employment for any reason, Mr. Belcher would continue to be subject to non-competition and non-solicitation restrictive covenants for two years following his termination.

The foregoing summary is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement entered into as of December 19, 2013 by and between Eric D. Belcher and InnerWorkings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: December 20, 2013	By:	/s/ Joseph M. Busky
	Name:	Joseph M. Busky
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement entered into as of December 19, 2013 by and between Eric D. Belcher and InnerWorkings, Inc.